As filed with the Securities and Exchange Commission on November 6, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LAM RESEARCH CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	94-2634797
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4650 Cushing Parkway Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Lam Research Corporation 2025 Stock Incentive Plan
(Full title of the plan)

Ava A. Harter
Senior Vice President and Chief Legal Officer
Lam Research Corporation
4650 Cushing Parkway
Fremont, California 94538
(Name and address of agent for service)

(510) 572-0200
(Telephone number, including area code of agent for service)

Copy to:
Jeremy Cleveland
Jones Day
1755 Embarcadero Road
Palo Alto, CA 94303

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) relates to the issuance of up to 96,800,000 new shares of the common stock, par value $0.001 per share (“Common Stock”) of Lam Research Corporation (the “Registrant”), issuable pursuant to the Lam Research Corporation 2025 Stock Incentive Plan (“2025 Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 29, 2025 (File No. 000-12933), filed with the Commission on August 11, 2025;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2025, filed with the Commission on October 24, 2025;

(c)	The Registrant’s Current Reports on Form 8-K (File No. 000-12933), filed with the Commission on September 11, 2025, October 22, 2025 and November 6, 2025;

(d)
Portions of the Registrant’s definitive proxy statement on Schedule 14A filed on September 24, 2025 that are incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 29, 2025; and

(e)
The description of Registrant’s Common Stock as set forth in Exhibit 4.6 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 29, 2025 (File No. 000-12933), filed with the Commission on August 11, 2025, and as set forth in the Registrant’s Registration Statement filed with the Commission on Form 8-B on April 11, 1990 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the Commission, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Registrant’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) generally provides that all directors and officers (as well as other employees and agents of the corporation) may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions in which the action is by or in the right of the corporation, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of an action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a director or officer upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

Section 102(b)(7) of the DGCL permits the Registrant to provide in its certificate of incorporation that a director or officer of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (1) with respect to a director or officer, for any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders, (2) with respect to a director or officer, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) with respect to a director, under Section 174 of the DGCL regarding the liability of directors for the unlawful payment of dividend or the unlawful stock purchase or redemption, (4) with respect to a director or officer, for any transaction from which the director or officer derived an improper personal benefit, or (5) with respect to an officer, in any action by or in the right of the corporation.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any director, officer, employee or agent against any liability asserted against such person acting in his or her capacity, whether or not the corporation would have the power to indemnify such person against such liability. The Registrant provides liability insurance for directors and officers of the Registrant and its subsidiaries. The Registrant has additionally entered into indemnification agreements with each of its Section 16 executive officers and directors.

Article VI of the Registrant’s bylaws provides that the Registrant shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director or officer of the Registrant. The right conferred on any person by Article VI of the Registrant’s bylaws shall not be exclusive of any other rights, which such person may have or hereafter acquired under any statute, the certificate of incorporation, the bylaws, agreement, vote of the stockholders or directors or otherwise.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

3.1
Restated Certificate of Incorporation, dated November 4, 2025 which is incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 6, 2025 (SEC File No. 000-12933).

3.2
Bylaws of the Registrant, as amended and restated, dated May 20, 2025 which is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 21, 2025 (SEC File No. 000-12933).

4.1	Lam Research Corporation 2025 Stock Incentive Plan (incorporated by reference as Appendix A to the Registrant’s Schedule 14A filed on September 24, 2025)

5.1*	Opinion of Jones Day

23.1*	Consent of Jones Day (filed as part of Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement)

107*	Filing Fee Table

* Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on November 6, 2025.

Lam Research Corporation

By:	/s/ Ava A. Harter
Ava A. Harter
Senior Vice President and Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Timothy M. Archer and Douglas R. Bettinger, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he, she or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacities and on the dates indicated.
Signature	Title	Date

/s/ Timothy M. Archer	President, Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2025
Timothy M. Archer

/s/ Douglas R. Bettinger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 6, 2025
Douglas R. Bettinger

/s/ Christina C. Correia	Group Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 6, 2025
Christina C. Correia

/s/ Abhijit Y. Talwalkar	Chairman and Director	November 6, 2025
Abhijit Y. Talwalkar

/s/ Sohail U. Ahmed	Director	November 6, 2025
Sohail U. Ahmed

/s/ Eric K. Brandt	Director	November 6, 2025
Eric K. Brandt

/s/ Ita M. Brennan	Director	November 6, 2025
Ita M. Brennan

/s/ Michael R. Cannon	Director	November 6, 2025
Michael R. Cannon

/s/ John M. Dineen	Director	November 6, 2025
John M. Dineen

/s/ Mark Fields	Director	November 6, 2025
Mark Fields

/s/ Ho Kyu Kang	Director	November 6, 2025
Ho Kyu Kang

/s/ Bethany J. Mayer	Director	November 6, 2025
Bethany J. Mayer

/s/ Jyoti Mehra	Director	November 6, 2025
Jyoti Mehra